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                                                                      Exhibit 23


                              ACCOUNTANTS' CONSENT


The Board of Directors
Hasbro, Inc.:

We consent to incorporation by reference in the Registration Statements Nos. 2-78018, 2-93483, 33-57344, 33-59583, 333-38159, 333-10404, 333-10412,
333-34282, 333-110000, 333-110001 and 333-110002 on Form S-8 and Nos. 33-41548,
333-44101, 333-82077, 333-83250 and 333-103561 on Form S-3 of Hasbro, Inc. of
our report dated February 4, 2004 relating to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 28, 2003 and December 29, 2002 and the related statements of operations, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended December 28, 2003, and our report dated February 4, 2004 relating to the consolidated financial statement schedule, which reports are included in the December 28, 2003 Annual Report on Form 10-K of Hasbro, Inc. Our report on the basic financial statements refers to a change in the method used to account for certain financial instruments with characteristics of liabilities and equity as well as a change in the method used to account for goodwill.


/s/ KPMG LLP

Providence, Rhode Island
March 10, 2004